Exhibit 10.12

GUARANTY

THIS GUARANTY, dated as of January 31, 2007, is made and given by QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC., a Delaware corporation (the “Guarantor”), in favor of Whitebox Convertible Arbitrage Partners L.P., Whitebox Hedged High Yield Partners L.P., Pandora Select Partners L.P., and Whitebox Intermarket Partners L.P, each a “Purchaser” and collectively the “Purchasers” as defined in and party to the Purchase Agreement (defined below).

RECITALS

A. The Purchasers have extended credit accommodations to Tecstar Automotive Group, Inc. (f/k/a Starcraft Corporation), an Indiana corporation (the “Company”), under that certain Convertible Senior Subordinated Note Purchase Agreement, dated as of July 12, 2004 (as amended and modified from time to time, the “Purchase Agreement”), between the Company and the Purchasers.

B. The Guarantor desires to obtain extensions of credit under that certain Credit Agreement, dated concurrently herewith (as the same may hereafter be amended, restated, or otherwise modified from time to time, the “Credit Agreement”), by and among the Guarantor and the Lenders (as defined therein) signatory thereto.

C. It is a condition precedent to the obligation of the Lenders to extend credit accommodations pursuant to the terms of the Credit Agreement that this Guaranty be executed and delivered by the Guarantor in connection with the Company’s issuance of Amended and Restated Convertible Subordinated Promissory Notes (the “Notes”) under the Purchase Agreement.

D. The Company is a Subsidiary (as defined in the Credit Agreement) of the Guarantor.

E. The Guarantor finds it advantageous, desirable and in its best interests to execute and deliver this Guaranty to the Purchasers.

NOW, THEREFORE, in consideration of the credit accommodations to be extended to the Company and for other good and valuable consideration, the Guarantor hereby covenants and agrees with the Purchasers for their ratable benefit as follows:

Section 1. Defined Terms. As used in this Guaranty, the following terms shall have the meaning indicated:

“Company” shall have the meaning indicated in Recital A.

“Credit Agreement” shall have the meaning indicated in Recital B.

“Guarantor” shall have the meaning indicated in the opening paragraph hereof.

“Obligations” shall mean all indebtedness, liabilities and obligations of the Company to the Purchasers of every kind, nature, or description under the Purchase Agreement, including principal of, and interest on, the Notes, and any extension, renewal or replacement thereof, in all cases whether due or to become due, and whether now existing or hereafter arising or incurred.

“Person” shall mean any individual, corporation, partnership, limited partnership, limited liability company, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

“Purchase Agreement” shall have the meaning indicated in Recital A.

“Purchaser” shall have the meaning indicated in the opening paragraph hereof.

Section 2. The Guaranty. Subject always to the following Section 3, the Guarantor hereby absolutely and unconditionally guarantees to the Purchasers the payment when due (whether at a stated maturity or earlier by reason of acceleration or otherwise) and performance of the Obligations.

Section 3. Limitation; Insolvency Laws. As used in this Section: (a) the term “Applicable Insolvency Laws” means the laws of the United States of America or of any State, province, nation or other governmental unit relating to bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U. S. C. §547, §548, §550 and other “avoidance” provisions of Title 11 of the United Stated Code) as applicable in any proceeding in which the validity and/or enforceability of this Guaranty or any Specified Lien is in issue; and (b) “Specified Lien” means any security interest, mortgage, lien or encumbrance securing this Guaranty, in whole or in part. Notwithstanding any other provision of this Guaranty, if, in any proceeding, a court of competent jurisdiction determines that this Guaranty or any Specified Lien would, but for the operation of this Section, be subject to avoidance and/or recovery or be unenforceable by reason of Applicable Insolvency Laws, this Guaranty and each such Specified Lien shall be valid and enforceable only to the maximum extent that would not cause this Guaranty or such Specified Lien to be subject to avoidance, recovery or unenforceability. To the extent that any payment to, or realization by, the Purchasers on the guaranteed Obligations exceeds the limitations of this Section and is otherwise subject to avoidance and recovery in any such proceeding, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment or realization exceeds such limitation, and this Guaranty as limited shall in all events remain in full force and effect and be fully enforceable against the Guarantor. This Section is intended solely to reserve the rights of the Purchasers hereunder against the Guarantor in such proceeding to the maximum extent permitted by Applicable Insolvency Laws and neither the Guarantor, the Company, any other guarantor of the Obligations nor any Person shall have any right, claim or defense under this Section that would not otherwise be available under Applicable Insolvency Laws in such proceeding.

Section 4. Continuing Guaranty. This Guaranty is an absolute, unconditional and continuing guaranty of payment and performance of the Obligations, and the obligations of the

Guarantor hereunder shall not be released, in whole or in part, by any action or thing which might, but for this provision of this Guaranty, be deemed a legal or equitable discharge of a surety or guarantor, other than irrevocable payment and performance in full of the Obligations. No notice of the Obligations to which this Guaranty may apply, or of any renewal or extension thereof need be given to the Guarantor and none of the foregoing acts shall release the Guarantor from liability hereunder. The Guarantor hereby expressly waives (a) demand of payment, presentment, protest, notice of dishonor, nonpayment or nonperformance on any and all forms of the Obligations; (b) notice of acceptance of this Guaranty and notice of any liability to which it may apply; (c) all other notices and demands of any kind and description relating to the Obligations now or hereafter provided for by any agreement, statute, law, rule or regulation; and (d) any and all defenses of the Company pertaining to the Obligations except for the defense of discharge by payment. The Guarantor shall not be exonerated with respect to the Guarantor’s liabilities under this Guaranty by any act or thing except irrevocable payment and performance of the Obligations, it being the purpose and intent of this Guaranty that the Obligations constitute the direct and primary obligations of the Guarantor and that the covenants, agreements and all obligations of the Guarantor hereunder be absolute, unconditional and irrevocable. The Guarantor shall be and remain liable for any deficiency remaining after foreclosure of any mortgage, deed of trust or security agreement securing all or any part of the Obligations, whether or not the liability of the Company or any other Person for such deficiency is discharged pursuant to statute, judicial decision or otherwise. The acceptance of this Guaranty by the Purchasers is not intended and does not release any liability previously existing of any guarantor or surety of any indebtedness of the Company to the Purchasers.

Section 5. Other Transactions. The Purchasers are expressly authorized (a) to exchange, surrender or release with or without consideration any or all collateral and security which may at any time be placed with it by the Company or by any other Person, or to forward or deliver any or all such collateral and security directly to the Company for collection and remittance or for credit, or to collect the same in any other manner without notice to the Guarantor and (b) to amend, modify, extend or supplement the Purchase Agreement, the Notes, any note or other instrument evidencing the Obligations or any part thereof and any other agreement with respect to the Obligations, waive compliance by the Company or any other Person with the respective terms thereof and settle or compromise any of the Obligations without notice to the Guarantor and without in any manner affecting the absolute liabilities of the Guarantor hereunder. No invalidity, irregularity or unenforceability of all or any part of the Obligations or of any security therefor or other recourse with respect thereto shall affect, impair or be a defense to this Guaranty. The liabilities of the Guarantor hereunder shall not be affected or impaired by any failure, delay, neglect or omission on the part of the Purchasers to realize upon any of the Obligations of the Company to the Purchasers, or upon any collateral or security for any or all of the Obligations, nor by the taking by the Purchasers of (or the failure to take) any other guaranty or guaranties to secure the Obligations, nor by the taking by the Purchasers of (or the failure to take or the failure to perfect its security interest in or other lien on) collateral or security of any kind. No act or omission of the Purchasers, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of the Guarantor shall affect or impair the obligations of the Guarantor hereunder. The Guarantor acknowledges that this Guaranty is in effect and binding without reference to whether this Guaranty is signed by any other Person or Persons, that possession of this Guaranty by the Purchasers shall be conclusive evidence of due delivery hereof by the Guarantor and that this Guaranty shall continue in full force and effect, both as to the Obligations then existing and/or thereafter created, notwithstanding the release of or extension of time to any other guarantor of the Obligations or any part thereof.

Section 6. Actions Not Required. The Guarantor hereby waives any and all right to cause a marshalling of the assets of the Company or any other action by any court or other governmental body with respect thereto or to cause the Purchasers to proceed against any security for the Obligations or any other recourse which the Purchasers may have with respect thereto and further waives any and all requirements that the Purchasers institute any action or proceeding at law or in equity, or obtain any judgment, against the Company or any other Person, or with respect to any collateral security for the Obligations, as a condition precedent to making demand on or bringing an action or obtaining and/or enforcing a judgment against, the Guarantor upon this Guaranty. The Guarantor further acknowledges that time is of the essence with respect to the Guarantor’s obligations under this Guaranty. Any remedy or right hereby granted which shall be found to be unenforceable as to any Person or under any circumstance, for any reason, shall in no way limit or prevent the enforcement of such remedy or right as to any other Person or circumstance, nor shall such unenforceability limit or prevent enforcement of any other remedy or right hereby granted.

Section 7. No Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder, the Guarantor waives all rights of subrogation to any of the rights of the Purchasers against the Company or any other Person liable for payment of any of the Obligations or any collateral security or guaranty or right of offset held by the Purchasers for the payment of the Obligations, and the Guarantor waives all rights to seek any recourse to or contribution or reimbursement from the Company or any other Person liable for payment of any of the Obligations in respect of payments made by the Guarantor hereunder.

Section 8. Application of Payments. Any and all payments upon the Obligations made by the Guarantor or by any other Person, and/or the proceeds of any or all collateral or security for any of the Obligations, may be applied by the Purchasers on such items of the Obligations as the Purchasers may elect.

Section 9. Recovery of Payment. If any payment received by the Purchasers and applied to the Obligations is subsequently set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Company or any other obligor), the Obligations to which such payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such Obligations as fully as if such application had never been made. References in this Guaranty to amounts “irrevocably paid” or to “irrevocable payment” refer to payments that cannot be set aside, recovered, rescinded or required to be returned for any reason.

Section 10. Company’s Financial Condition. The Guarantor is familiar with the financial condition of the Company, and the Guarantor has executed and delivered this Guaranty based on the Guarantor’s own judgment and not in reliance upon any statement or representation of the Purchasers. The Purchasers shall have no obligation to provide the Guarantor with any advice whatsoever or to inform the Guarantor at any time of the Purchasers’ actions, evaluations or conclusions on the financial condition or any other matter concerning the Company.

Section 11. Remedies. All remedies afforded to the Purchasers by reason of this Guaranty are separate and cumulative remedies and it is agreed that no one of such remedies, whether or not exercised by the Purchasers, shall be deemed to be in exclusion of any of the other remedies available to the Purchasers and no one of such remedies shall in any way limit or prejudice any other legal or equitable remedy which the Purchasers may have hereunder and with respect to the Obligations. Mere delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to the Purchasers.

Section 12. Bankruptcy of the Company. The Guarantor expressly agrees that the liabilities and obligations of the Guarantor under this Guaranty shall not in any way be impaired or otherwise affected by the institution by or against the Company or any other Person of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other similar proceedings for relief under any bankruptcy law or similar law for the relief of debtors and that any discharge of any of the Obligations pursuant to any such bankruptcy or similar law or other law shall not diminish, discharge or otherwise affect in any way the obligations of the Guarantor under this Guaranty, and that upon the institution of any of the above actions, such obligations shall be enforceable against the Guarantor.

Section 13. Costs and Expenses. The Guarantor will pay or reimburse the Purchasers on demand for all out-of-pocket expenses (including in each case all reasonable fees and expenses of counsel) incurred by the Purchasers arising out of or in connection with the enforcement of this Guaranty against the Guarantor or arising out of or in connection with any failure of the Guarantor to fully and timely perform the obligations of the Guarantor hereunder.

Section 14. Waivers and Amendments. This Guaranty can be waived, modified, amended, terminated or discharged only explicitly in a writing signed by the Purchasers. A waiver so signed shall be effective only in the specific instance and for the specific purpose given.

Section 15. Notices. Any notice or other communication to any party in connection with this Guaranty shall be in writing and shall be sent by manual delivery, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by facsimile transmission, from the first business day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.

Section 16. Guarantor Acknowledgements. The Guarantor hereby acknowledges that (a) counsel has advised the Guarantor in the negotiation, execution and delivery of this Guaranty,

(b) no Purchaser has any fiduciary relationship to the Guarantor the relationship being solely that of debtor and creditor, and (c) no joint venture exists between the Guarantor and any Purchaser.

Section 17. Representations and Warranties. The Guarantor hereby represents and warrants to the Purchasers that it is a corporation organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority and the legal right to own and operate its properties and to conduct the business in which it is currently engaged. The Guarantor further represents and warrants to the Purchasers that:

17(a) It has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guaranty and has taken all necessary action required by its form of organization to authorize such execution, delivery and performance.

17(b) This Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

17(c) The execution, delivery and performance of this Guaranty will not (i) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to it, (ii) violate or contravene any provision of its organizational documents, or (iii) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which it is a party or by which it or any of its properties may be bound or result in the creation of any lien thereunder. It is not in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could have a material adverse effect on its business, operations, properties, assets or condition (financial or otherwise).

17(d) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on its part to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, this Guaranty.

17(e) There are no actions, suits or proceedings pending or, to its knowledge, threatened against or affecting it or any of its properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which, if determined adversely to it, would have a material adverse effect on its business, operations, property or condition (financial or otherwise) or on its ability to perform its obligations hereunder.

17(f) It expects to derive benefits from the transactions resulting in the creation of the Obligations. The Purchasers may rely conclusively on the continuing warranty, hereby made, that it continues to be benefited by the Purchasers’ extension of credit accommodations to the Company and the Purchasers shall have no duty to inquire into or confirm the receipt of any such benefits, and this Guaranty shall be effective and enforceable by the Purchasers without regard to the receipt, nature or value of any such benefits.

Section 18. Continuing Guaranty; Assignment under Purchase Agreement. This Guaranty shall (a) remain in full force and effect until irrevocable payment in full of the Obligations and the expiration of the obligations, if any, of the Purchasers to extend credit accommodations to the Company, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of, and be enforceable by, the Purchasers and their respective successors, transferees, and assigns. Without limiting the generality of the foregoing clause (c), each Purchaser may assign or otherwise transfer all or any portion of its rights and obligations under the Purchase Agreement to any other Persons to the extent and in the manner provided in the Purchase Agreement and may similarly transfer all or any portion of its rights under this Guaranty to such Persons.

Section 19. Reaffirmation. The Guarantor agrees that when so requested by the Purchasers from time to time it will promptly execute and deliver to the Purchasers a written reaffirmation of this Guaranty in such form as the Purchasers may require.

Section 20. Revocation. Notwithstanding any other provision hereof, the Guarantor may revoke this Guaranty prospectively as to future transactions by written notice to that effect actually received by the Purchasers. No such revocation shall release, impair or affect in any manner any liability hereunder with respect to Obligations created, contracted, assumed or incurred prior to receipt by the Purchasers of written notice of revocation, or Obligations created, contracted, assumed or incurred after receipt of such notice pursuant to any contract entered into by the Purchasers prior to receipt of such notice, or any renewals or extensions thereof, theretofore or thereafter made, or any interest accrued or accruing on such Obligations, or all other costs, expenses and attorneys’ fees arising from such Obligations.

Section 21. Governing Law and Construction. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS GUARANTY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF. Whenever possible, each provision of this Guaranty and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Guaranty or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty or any other statement, instrument or transaction contemplated hereby or relating hereto.

Section 22. Consent to Jurisdiction. AT THE OPTION OF THE PURCHASERS, THIS GUARANTY MAY BE ENFORCED IN ANY FEDERAL COURT OR

MINNESOTA STATE COURT SITTING IN MINNEAPOLIS, MINNESOTA; AND THE GUARANTOR CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE GUARANTOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS GUARANTY, THE PURCHASERS SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

Section 23. Waiver of Jury Trial. EACH OF THE GUARANTOR AND THE PURCHASERS, BY THEIR ACCEPTANCE OF THIS GUARANTY, IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 24. Counterparts. This Guaranty may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

Section 25. General. All representations and warranties contained in this Guaranty or in any other agreement between the Guarantor and any Purchaser shall survive the execution, delivery and performance of this Guaranty and the creation and payment of the Obligations. Captions in this Guaranty are for reference and convenience only and shall not affect the interpretation or meaning of any provision of this Guaranty.

[Signature Follows On Succeeding Page]

IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the date first above written.

QUANTUM FUEL SYSTEMS TECHNOLOGIES
WORLDWIDE, INC.

By	/s/ Kenneth R. Lombardo
Name	Kenneth Lombardo
Title	General Counsel

Address:
570 Executive Drive
Troy, Michigan 48083

State of Organization: Delaware
Grantor’s Org # 3288188
Grantor’s Tax ID # 33-0933072

[Signature page to Guaranty (Note Purchase Agreement)]

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